Exhibit 3.4(b)

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED LIMITED LIABILITY AGREEMENT

OF

CONSOLIDATED CONTAINER HOLDINGS LLC

This Amendment No. 1 (this “Amendment”), dated as of December 8, 2004, to the Limited Liability Agreement (the “Agreement”) of Consolidated Container Holdings LLC (the “Company”), dated as of May 20, 2004, has been approved by the Company’s Management Committee, as provided by Sections 7.2(j) and 7.3 of the Agreement, and by the Members of the Company whose names are set forth on the signatures pages hereto. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Agreement.

1. Amendments. The Members that are party to the Agreement wish to amend the Agreement as set forth below:

a. Section 7.2(a)(i) is hereby deleted in its entirety and replaced with the following:

“(i) granting options to employees of the Company and its subsidiaries to purchase up to 9.0% of the total Units outstanding, on a fully diluted, as-converted basis, as of the date of this Agreement, after giving effect to the issuance of the Series B Convertible Preferred Units.”

b. Clause (i) of the proviso to Section 7.11(a) is hereby deleted in its entirety and replaced with the following:

“(i) granting options to employees of the Company and its subsidiaries to purchase up to 9.0% of the total Units outstanding, on a fully diluted, as-converted basis, as of the date of this Agreement, after giving effect to the issuance of the Series B Convertible Preferred Units.”

c. Clause (i) of the proviso to Section 7.12(a) is hereby deleted in its entirety and replaced with the following:

“(i) grant options to employees of the Company and its subsidiaries to purchase up to 9.0% of the total Units outstanding, on a fully diluted, as-converted basis, as of the date of this Agreement, after giving effect to the issuance of the Series B Convertible Preferred Units.”

d. The third sentence of Section 11.1 is hereby deleted in its entirety and replaced with the following:

“For purposes of this Article XI, the term “transfer,” when used with respect to any Units and/or Preferred Units, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition, other than a disposition, whether by repurchase, redemption or otherwise, of the Units and/or the Preferred Units to the Company.”

e. Clause (u) of Section 12.4(h) is hereby deleted in its entirety and replaced with the following:

“(i) granting options to employees of the Company and its subsidiaries to purchase up to 9.0% of the total Units outstanding, on a fully diluted, as-converted basis, as of the date of this Agreement, after giving effect to the issuance of the Series B Convertible Preferred Units.”

2. Miscellaneous.

a. The Members party hereto hereby waive any rights arising under the Agreement, from the date of the Agreement through the effective date of this Amendment, as a result of (i) the authorization or issuance of any options to purchase Units of the Company or (ii) the redemption or repurchase by the Company of any Units or options to purchase any Units.

b. In accordance with Section 14.1 of the Agreement, this Amendment shall be effective as of the date when it shall have been approved in writing by Members holding 80% of the As-Converted Percentage Interests and, with respect to Section 1(e) hereof only, 75% of all of the Series B Convertible Preferred Units (as measured by Liquidation Preference).

c. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment

d. All other terms and conditions of the Agreement in all other respects remain unmodified and in full force and effect.

[Signatures begin on next page.]

IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound, have executed this Amendment as of the date set forth by such party’s name below.

MEMBERS:

FRANKLIN PLASTICS, INC.

Date:	By:
Name:
Title:

REID PLASTICS HOLDINGS, INC.

Date:	By:
	Name:	John R. Woodard
	Title:	Managing Director

VESTAR PACKAGING LLC

		By:	Vestar Capital Partners III, L.P.,
its Managing Member

			By:	Vestar Associates III, L.P.,
its General Partner

				By:	Vestar Associates Corporation III,
its General Partner

Date:	By:
	Name:	John R. Woodard
	Title:	Managing Director

VESTAR CCH LLC

	By:	Vestar Capital Partners III, L.P.,
its Managing Member

		By:	Vestar Associates III, L.P.,
its General Partner

			By:	Vestar Associates Corporation III,
its General Partner
Date:	By:
	Name:	John R. Woodard
	Title:	Managing Director

VESTAR CCH PREFERRED LLC

	By:	Vestar CCH LLC,
its Managing Member

		By:	Vestar Capital Partners III, L.P.,
its Managing Member

			By:	Vestar Associates III, L.P.,
its General Partner

				By:	Vestar Associates
Corporation III,
its General Partner

Date:	By:
	Name:	John R. Woodard
	Title:	Managing Director
Date:
RONALD DAVIS
Date:
WILLIAM BELL
Date:
RICHARD ROBINSON

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

CONSOLIDATED CONTAINER HOLDINGS LLC

By:
Name:	Louis Lettes
Title:	Sr. Vice President, General Counsel & Secretary